UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13, OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May 28, 1999
                        (Date of earliest event reported)

                         Commission File Number 1-14373

                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         Delaware                                          56-2084290
     (State of Incorporation)               (I.R.S. Employer Identification No.)


200 Park Avenue, New York, New York                         10166
(Address of Principal Executive Officers)                 (Zip Code)


                                 (212) 984-8000
              (Registrant's Telephone Number, Including Area Code)






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ITEM 5.       OTHER EVENTS

     On May 28, 1999, Insignia Financial Group, Inc. (the "Company" or "Insignia"), announced its intention to acquire (through its DE Acquisition LLC subsidiary) Douglas Elliman, a residential real estate brokerage firm located in New York City. Douglas Elliman holds the number one market position for both residential sales and rentals in New York City according to the annual ranking of residential brokerage companies nation-wide as published by Real Trends. The firm also holds a prominent position in several upscale suburban markets of New York City including Greenwich, CT, Bernardsville/Basking Ridge, NJ, and Long Island, NY.

     The base purchase consideration to be paid for Douglas Elliman is $65 million in cash, substantially from borrowings under the Company's revolving credit facility. Additional purchase consideration of up to $10 million over the next five years is contingent on the future performance measures of Douglas Elliman. The transaction is expected to close in late June 1999.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits - The following are furnished as exhibits to this report:

                  Exhibit No.

                  99.1 Press Release dated May 28, 1999.









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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                         INSIGNIA FINANCIAL GROUP, INC.



                            By:  /s/Adam B. Gilbert
                            -----------------------

                                 Adam B. Gilbert
                                 Executive Vice President







DATE: June 3, 1999